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                                                                 EXHIBIT 23.2




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus pertaining to the 1988 Employee Stock Purchase Plan of Chiron Corporation of our report dated February 25, 1994, with respect to the 1993 and 1992 consolidated financial statements and schedule of Chiron Corporation included in the Annual Report (Form 10-K) of Chiron Corporation for the year ended December 31, 1994.



                                                       ERNST & YOUNG LLP

San Francisco, California
March 27, 1995